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                                                                     Exhibit 4.2


         FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of September 18, 2001, between Excel Legacy Corporation, a Delaware corporation (the "Company"), and Wells Fargo Bank Minnesota, N.A. (the "Trustee").

                                    RECITALS

         WHEREAS, the Company and the Trustee entered into an Indenture, dated as of November 5, 1999 (the "Indenture"), pursuant to which the Company has originally issued its 10.0% Senior Redeemable Secured Notes due November 5, 2004 (the "Securities");

         WHEREAS, Section 9.02 of the Indenture provides that, subject to certain conditions stated therein, the Company and the Trustee may amend the Indenture or the Securities with the written consent of the Holders of a majority in principal amount of the then outstanding Securities (the "Requisite Consents");

         WHEREAS, the Company deems it desirable to make certain amendments to the Indenture; and

         WHEREAS, the Company has determined that all things necessary to make this Supplemental Indenture a valid indenture and agreement according to its terms, including without limitation the receipt of the Requisite Consents, have been done, and the Company has delivered to the Trustee an Officer's Certificate and Opinion of Counsel stating that all conditions precedent provided for in the Indenture relating to executing this Supplemental Indenture have been complied with.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                   ARTICLE ONE

                             AMENDMENTS TO INDENTURE

         1.1 GENERAL AMENDMENTS. The Indenture is amended by deleting the term "10.0% Senior Redeemable Secured Notes due November 5, 2004" throughout the Indenture and substituting the following term therefor:

                  "10.0% Senior Redeemable Notes due November 5, 2004."

         1.2      AMENDMENTS TO ARTICLE 1.

                  (a) Section 1.01 of the Indenture is amended by deleting the following definitions in their entirety:

                           "Collateral Agent"

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                           "Pledge Agreement"

                           "Pledged Collateral"

                  (b) Section 1.01 of the Indenture is amended by deleting the definition of "Securities" in its entirety and substituting the following therefor:

                           "Securities" means the 10.0% Senior Redeemable Notes
                  due 2004 issued under this Indenture in the form of Exhibit A hereto.

         1.3 AMENDMENTS TO ARTICLE 6. Section 6.01 of the Indenture is amended by deleting subsection (3) and substituting the following therefor:

                  "(3) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture and the Default continues for the period and after the notice specified below;"

         1.4 AMENDMENTS TO ARTICLE 10. Article 10 of the Indenture is amended to read in its entirety as follows:

                  "Article 10. [Intentionally Omitted.]"

         1.5 AMENDMENTS TO ARTICLE 11. Section 11.08 of the Indenture is amended to read in its entirety as follows:

                  "A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by excepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities."

         1.6      AMENDMENTS TO EXHIBIT A.

                  (a) Exhibit A is amended by deleting the term "10.0% Senior Redeemable Secured Notes due 2004" throughout Exhibit A and substituting the following therefor:

                           "10.0% Senior Redeemable Notes due 2004."

                  (b) Paragraph 4 of Exhibit A is amended to read in its entirety as follows:

                           "4. Indenture. The Company issued the Securities
                  under an Indenture dated as of November 5, 1999 ("Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code

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                  Sections 77aaa-77bbbb) (the "TIA") as in effect on the date of the Indenture. The Securities are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Securityholders are referred to the Indenture and such Act for a statement of such terms. The Securities are general obligations of the Company limited to $19,963,509 in aggregate principal amount."

         1.7 AMENDMENTS TO EXHIBIT B. Exhibit B is hereby terminated in its entirety.

                                   ARTICLE TWO

                                  MISCELLANEOUS

         2.1 Upon the execution and delivery of this Supplemental Indenture by each of the Company and the Trustee, the Indenture shall be amended and supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby, as hereby amended and supplemented.

         2.2 This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes. Except as specifically modified herein, the Indenture and the Securities are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms, with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

         2.3 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         2.4 THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

         2.5 The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

                          [NEXT PAGE IS SIGNATURE PAGE]

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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the date first written above.

                                     EXCEL LEGACY CORPORATION,
                                     a Delaware corporation

                                     By: /s/ Graham R. Bullick
                                        -------------------------------
                                     Name:    Graham R. Bullick
                                          -----------------------------
                                     Title:  Senior Vice President
                                           ----------------------------


                                     WELLS FARGO BANK MINNESOTA, N.A.


                                     By: /s/ Michael G. Slade
                                        -------------------------------
                                     Name:    Michael G. Slade
                                          -----------------------------
                                     Title:  Corporate Trust Officer
                                           ----------------------------